                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

December __, 2006

Voyageur Intermediate Tax Free Funds
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance  of the  Delaware  Tax-Free  Minnesota
Intermediate Fund (the "Fund"),  which is a series of Voyageur  Intermediate Tax
Free  Funds,   the  Distributor   shall  waive  a  portion  of  the  Rule  12b-1
(distribution)  fees for Class A Shares,  so that such Fund's Class A Rule 12b-1
(distribution)  fees will not exceed  0.15% for the  period  December  31,  2006 through December 31, 2007:

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                    Delaware Distributors, L.P.

                                    By: _________________________
                                        Name:
                                        Title:
                                        Date:

Your signature below acknowledges
acceptance of this Agreement:

Voyageur Intermediate Tax Free Funds

By: _________________________
    Name:
    Title:
    Date: